SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 27, 2006

LITHIUM TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10446	13-3411148
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

5115 Campus Drive, Plymouth Meeting, PA	19462
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 940-6090

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) Effective September 27, 2006, Dr. Klaus Brandt was appointed a director of Lithium Technology Corporation (the “Company”) by the Company’s Board of Directors to fill a vacancy on the Company’s Board of Directors. Dr. Klaus Brandt has been serving as an Executive Vice President of the Company since June 2005 and a Managing Director of the Company’s subsidiary GAIA Akkumulatorenwerke GmbH since April 2005. Prior to joining GAIA and the Company Dr. Brandt served as a member of the Executive Board (Vorstand) that was responsible for technology and manufacturing at the German based company Ionity AG. Prior to that, Dr. Brandt was employed by The Gillette Company (U.S.A.), the parent company of Duracell, the world’s largest manufacturer of alkaline batteries and other primary batteries for the consumer market, and prior to that Varta Battery AG (Germany), the leading battery manufacturer in Europe. Dr. Brandt serves as the Managing Director of GAIA pursuant to an agreement which provides for an annual salary of €170,000.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 3, 2006

LITHIUM TECHNOLOGY CORPORATION
(Registrant)

By:	/s/ Andrew J. Manning
Andrew J. Manning
President and Chief Operating Officer

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